Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-53014, 333-71618, 333-74108, 333-161340, 333-172103, 333-252921, and 333-252914 on Form S-3; Registration Statement Nos. 333-150165, 333-155604, 333-167840, 333-174745, 333-174760, 333-177493, and 333-198265 on Form S-4; and Registration Statement Nos. 333-90455, 333-54818, 333-71702, 333-91852, 333-116903, 333-124957, 333-127060, 333-155317, 333-157826, 333-167839, 333-171257, 333-173383, 333-177494, 333-179977, 333-182910, 333-191156, 333-198268, 333-206620, 333-219595, and 333-240343 on Form S-8 of our report dated February 22, 2022, relating to the financial statements of Kratos Defense & Security Solutions, Inc. and subsidiaries, and the effectiveness of Kratos Defense & Security Solutions, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Kratos Defense & Security Solutions, Inc. for the fiscal year ended December 26, 2021.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 22, 2022